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                                                                     EXHIBIT 21



SUBSIDIARIES OF THE REGISTRANT
------------------------------


       NAME OF SUBSIDIARY AND                        JURISDICTION
     OTHER NAMES UNDER WHICH                              OF
  THE SUBSIDIARY DOES BUSINESS                       INCORPORATION
  ----------------------------                       -------------

The Care Group of New York, Inc.                      New York
    dba* Care Group

Care Line of New York, Inc.                           New York
    dba* Care Line

The Care Group of Georgia, Inc.                       Georgia
    dba* Care Group

Care Line of Georgia                                  Georgia
    dba* Care Line

The Care Group of Texas, Inc.                         Texas
    dba* Care Group

Care Line of Dallas, Inc.                             Texas
    dba* Care Line

Care Line of Houston, Inc.                            Texas
    dba* Care Line

The Care Group of Los Angeles, Inc.                   California

Advanced Care Associates, Inc.                        Pennsylvania

Mail Order Meds, Inc.                                 Texas
    dba* MOM

Commonwealth Certified Home Care, Inc.                New York




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* "dba" means "doing business as"